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     BlackRock Mid Cap Value Opportunities Series, Inc. (the "Registrant")
                  BlackRock Mid Cap Value Opportunities Fund

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Certificate of Correction, dated September 18, 2015, and filed with the State Department of Assessments and Taxation of the State of Maryland.

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                                                                EXHIBIT 77Q1(A)

              BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

                           CERTIFICATE OF CORRECTION

   BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") that:

   FIRST: The Articles Supplementary of the Corporation filed with the SDAT on February 10, 2004 (the "Articles") requires correction pursuant to
Section 1-207 of the Maryland General Corporation Law.

   SECOND: ARTICLE 1 of the Articles, as previously filed and to be corrected hereby reads as follows:

   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

                                                   Number of
                                                   Authorized
                                                     Shares
                 Series and Classes                -----------
                 Merrill Lynch Mid Cap Value Fund
                    Class A Common Stock            20,000,000
                    Class B Common Stock            40,000,000
                    Class C Common Stock            40,000,000
                    Class D Common Stock            40,000,000
                    Class R Common Stock            40,000,000

                 Mercury Growth Opportunity Fund
                    Class I Common Stock             6,250,000
                    Class A Common Stock             6,250,000
                    Class B Common Stock            15,000,000
                    Class C Common Stock            15,000,000

                        Total:                     222,500,000

   All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Two Million Two Hundred Fifty Thousand Dollars ($22,250,000).

   THIRD: ARTICLE 1 of the Articles is hereby corrected and replaced in its entirety as follows:

   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

                                                    Number of
                                                    Authorized
                                                      Shares
                  Series and Classes                ----------
                  Merrill Lynch Mid Cap Value Fund
                     Class I Common Stock           20,000,000
                     Class A Common Stock           40,000,000
                     Class B Common Stock           40,000,000
                     Class C Common Stock           40,000,000
                     Class R Common Stock           40,000,000

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


                  Mercury Growth Opportunity Fund
                     Class I Common Stock            6,250,000
                     Class A Common Stock            6,250,000
                     Class B Common Stock           15,000,000
                     Class C Common Stock           15,000,000

                         Total:                    222,500,000

   FOURTH: ARTICLE 3 of the Articles, as previously filed and to be corrected hereby reads as follows:

   After the reclassification of authorized shares, the Corporation has the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

                                                   Number of
                                                   Authorized
                                                     Shares
                 Series and Classes                -----------
                 Merrill Lynch Mid Cap Value Fund
                    Class A Common Stock            20,000,000
                    Class B Common Stock            40,000,000
                    Class C Common Stock            40,000,000
                    Class D Common Stock            40,000,000
                    Class R Common Stock            40,000,000

                        Total:                     180,000,000

   The remaining Forty Two Million Five Hundred Thousand (42,500,000) shares of authorized capital stock will not be designated as to any series or class.

   After the reclassification of authorized shares, all shares of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Two Million Two Hundred Fifty Thousand Dollars ($22,500,000).

   FIFTH: ARTICLE 3 of the Articles is hereby corrected and replaced in its entirety as follows:

   After the reclassification of authorized shares, the Corporation has the authority to issue Two Hundred Twenty Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

                                                   Number of
                                                   Authorized
                                                     Shares
                 Series and Classes                -----------
                 Merrill Lynch Mid Cap Value Fund
                    Class I Common Stock            20,000,000
                    Class A Common Stock            40,000,000
                    Class B Common Stock            40,000,000
                    Class C Common Stock            40,000,000
                    Class R Common Stock            40,000,000

                        Total:                     180,000,000

   The remaining Forty Two Million Five Hundred Thousand (42,500,000) shares of authorized capital stock will not be designated as to any series or class.

   After the reclassification of authorized shares, all shares of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Two Million Two Hundred Fifty Thousand Dollars ($22,500,000).

   SIXTH: This Certificate of Correction does not (i) alter the wording of any resolution that was adopted by the board of directors of the Corporation or the stockholders of the Corporation or (ii) make any change or amendment that would not have complied in all respects with the requirements of the Maryland General Corporation Law at the time the Articles were filed with the SDAT.

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   SEVENTH: The undersigned acknowledges this Certificate of Correction to be the act of the Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

                 [Remainder of Page Intentionally Left Blank]

                                     - 4 -

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   IN WITNESS WHEREOF, this Certificate of Correction has been duly executed and attested on behalf of the Corporation as of September 18, 2015.

ATTEST                              BLACKROCK MID CAP VALUE OPPORTUNITIES
                                    SERIES, INC.

By:     /s/ Benjamin Archibald      By:     /s/ John M. Perlowski
Name:   Benjamin Archibald          Name:   John M. Perlowski
Title:  Secretary                   Title:  President and Chief Executive
                                            Officer

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